Exhibit 99.1

PureSpectrum Extends Deadline for Share Exchange of PSPM Shares for PSRU Shares Until February 18, 2010

SAVANNAH, Ga.--(BUSINESS WIRE)--January 21, 2010--PureSpectrum, Inc. (OTCBB: PSRU) has extended the deadline until February 18, 2010 for company shareholders to exchange shares in the former PureSpectrum (PSPM) for shares in the current PureSpectrum (PSRU).

On August 2, 2009, PSPM entered into a Purchase and Sale Agreement and Plan of Reorganization, amended on August 27, 2009 and November 3, 2009 (the C-Reorg Agreement), with PSRU, then known as International Medical Staffing, Inc. Under the terms of the C-Reorg Agreement, PSRU acquired the assets and assumed the known liabilities of PSPM in consideration of the issuance of shares of Common Stock of PSRU to the stockholders of PSPM.

As a part of the C-Reorg Agreement, it was necessary for stockholders of PSPM to exchange PSPM shares for shares of PSRU. All shareholders of PSPM were issued a Letter of Transmittal on November 4, 2009, which described the C-Reorg Agreement and the share exchange process.

The Letter of Transmittal requested that all persons in possession, effective November 3, 2009, of stock certificates for shares of Common Stock in the name of PureSpectrum, Inc. with the CUSIP number 45986A 10 0, admitted for quotation on the OTC Pink Sheets under the symbol “PSPM” exchange those certificates for certificates for shares of Common Stock in the name of PureSpectrum, Inc., with the CUSIP number 746124D 102 which were admitted for quotation on the OTC Bulletin Board under the symbol “PSRU” on November 2, 2009. While a substantial percentage of shareholders have completed the share exchange process, as of January 21, 2010, there were many stockholders that had not yet completed the share exchange process.

IF SHARES PSPM ARE NOT EXCHANGED FOR SHARES OF PSRU PRIOR TO FEBRUARY 18, 2010, THOSE SHARES WILL BE CANCELED.

In order to participate in the share exchange, shareholders must follow the instructions provided by the Letter of Transmittal issued on November 4, 2009. Shareholders who have not yet executed the share exchange can find the Letter of Transmittal posted at www.purespectrumlighting.com. Shareholders with more detailed questions may contact the transfer agent, Transfer Online, at (503) 227-2950.

ABOUT PURESPECTRUM

PureSpectrum, Inc. is a technology-driven lighting company headquartered in Savannah, Ga., that is striving to develop performance based technology solutions for energy efficient lighting in multiple categories. The company’s mission is grounded in the quest to preserve natural resources and a belief that energy efficient lighting will be embraced and absorbed through improved performance. PureSpectrum is designing technology and products that enable energy conservation and improved performance without increased cost or confusion for the consumer. PureSpectrum plans to continue its commitment to researching and developing technologies and products that satisfy consumer demand and advance the cause of energy conservation. Please call (912) 961-4980 or visit www.purespectrumlighting.com for more information on PureSpectrum.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for PureSpectrum's products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time by PureSpectrum. For additional information concerning risk factors, search for PSRU at www.otcbb.com and refer to the securities filings listed under the filings tab.

CONTACT:
PureSpectrum
Stephen Weeks, 912-484-9743
sweeks@purespectrumlighting.com